UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2025

IRON HORSE ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41898	85-4105289
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 2506, Toluca Lake, CA	91610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 290-5383

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant, and one right entitling the holder to receive one-fifth (1/5) of one share of common stock	IROHU	The Nasdaq Stock Market LLC
Common stock	IROH	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	IROHW	The Nasdaq Stock Market LLC
Rights	IROHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 18, 2024, Iron Horse Acquisitions Corp. (the “Registrant” or “Iron Horse”) entered into the Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), by and among Iron Horse, Rosy Sea Holdings Limited (“Seller”), a company incorporated and existing under the laws of the British Virgin Islands and Zhong Guo Liang Tou Group Limited (“CFI”), a company incorporated and existing under the laws of the British Virgin Islands which is a wholly owned subsidiary of the Seller.

On August 31, 2025, Iron Horse entered into an amendment to the Business Combination Agreement (the “Amendment”) with Seller and CFI. Prior to the Amendment, the Business Combination Agreement provided that Iron Horse may terminate the Business Combination Agreement if the closing of the Business Combination has not occurred on or before September 1, 2025 (the “Agreement End Date”). Pursuant to the Amendment, the Agreement End Date is extended from September 1, 2025 to September 15, 2025.

The summary above is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibits 2.1 and is incorporated herein. Unless otherwise defined herein, the capitalized terms used above are defined in the Business Combination Agreement.

Item 8.01. Other Events

On June 20, 2025, the stockholders of Iron Horse approved and adopted the Business Combination Agreement and certain other proposals. The Business Combination is pending.

As a result of the vote to approve the Business Combination Agreement, the Registrant was required to permit the holders of shares of its common stock sold in its initial public offering to redeem those shares if desired. As a result of redemptions and the number of shares issued to the Seller pursuant to the terms of the Business Combination Agreement, the Registrant has determined that, upon consummation of the Business Combination, the Registrant will meet the definition of a “controlled company” pursuant to Nasdaq Listing Rule 5615(c)(1) as more than 50% of the voting power for the election of directors will be held by one entity.

Companies that qualify as a controlled company may elect to not comply with certain corporate governance requirements otherwise applicable to Nasdaq-listed issuers including: (i) the requirement to have a majority of independent directors on the board; (ii) the requirement that the company’s compensation committee be comprised entirely of independent directors; and (iii) the requirement that board nominations be made by a committee comprised entirely of independent directors or by a resolution of independent directors.

While it will meet the definition post-closing, the Registrant does not intend to avail itself of the exceptions. However, at a later date, this decision could change and provided it still meets the definition of a controlled company, the Registrant could avail itself of the lesser corporate governance requirements outlined above. The Registrant will be required to disclose in its proxy statement whether it is taking advantage of the controlled company exemption.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Amendment No. 1 to the Amended and Restated Business Combination Agreement dated December 18, 2024 by and among Iron Horse, Seller and CFI.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2025	IRON HORSE ACQUISITIONS CORP.

	By:	/s/ Jose Antonio Bengochea
	Name:	Jose Antonio Bengochea
	Title:	Chief Executive Officer

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